EXHIBIT 10.1
                                                                    ------------

                               AMENDMENT AGREEMENT
                               -------------------

     AMENDMENT AGREEMENT, dated of as February 21, 2008, by and between IVOICE, INC., a New Jersey corporation ("Company"), YA GLOBAL INVESTMENTS, L.P. (formerly, CORNELL CAPITAL PARTNERS, LP) ("YA Global"). All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.


                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Company and YA Global have entered into certain financing arrangements set forth on Schedule A attached hereto and referred to herein as the "Transaction Documents" pursuant to which, the Buyers hold the following convertible debentures (collectively, the "Debentures"):

-------------- ----------- ---------- -------------------- ---------------------
ISSUANCE                   DEBENTURE  ORIGINAL PRINCIPAL   OUTSTANDING PRINCIPAL
DATE           HOLDER      NUMBER     AMOUNT               AMOUNT
-------------- ----------- ---------- -------------------- ---------------------
May 25, 2006   YA Global   CCP-1      $1,250,000           $1,250,000
-------------- ----------- ---------- -------------------- ---------------------
May 11, 2006   YA Global   CCP-2      $5,544,110           $4,986,510
-------------- ----------- ---------- -------------------- ---------------------

     WHEREAS, in exchange for YA Global's agreement to extend the maturity date of Debenture number CCP-1, the Company agrees to increase the interest rate of the Debentures, and certain other covenants as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

     1.   Acknowledgements of the Company.

          a. Acknowledgement of Obligations. Company hereby acknowledges, confirms and agrees that as of the date hereof, Company is indebted to the YA Global under the Debentures and the Transaction Documents in the outstanding principal amount set forth in the first Whereas clause above, plus accrued and unpaid interest thereon, and any other fees, costs, expenses and other charges now or hereafter payable (collectively, the "Obligations") and such Obligations are unconditionally owed by Company to YA Global, without offset, defense or counterclaim of any kind, nature or description whatsoever.

          b. Acknowledgement of Security Interests. Company hereby acknowledges, confirms and agrees that YA Global has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property heretofore granted to YA Global pursuant to the Amended and

               Restated Security Agreement dated May 25, 2006 between the Company and YA Global, as amended (the "Security Agreement") or otherwise granted to or held by YA Global.

     2.   Amendments and Agreements. YA Global and the Company agree as follows:

          a. Adjustment to the Interest Rate. Effective as of March 1, 2008, the interest rate on Debenture Number CCP-1 shall be increased from 7.5% to 15%.

          b. Extension of Maturity Date. The Maturity Date of Debenture Number CCP-1 shall be extended from May 25, 2008 to May 25, 2010. The Maturity Date of Debenture Number CCP-2 shall remain unchanged.

          c. Adjustment to Conversion Price. The Conversion Price of Debenture Number CCP-1 shall be amended and replaced with the following:

               The conversion price (the "Conversion Price") in effect on any Conversion Date shall be equal to seventy percent (70%) of the lowest Closing Bid Price of the Common Stock during the thirty
               (30) days trading days immediately preceding the Conversion Date, as quoted by Bloomberg, LP.

          d. Partial Redemption. The Company shall fully repay all amounts owed under Debenture Number CCP-2 on its maturity date of May 11, 2008 by wire transfer of immediately available funds to the following bank:

               BANK NAME: Wachovia Bank       ABA/ROUTING# 031 201 467
               Downtown Financial Center      ACCOUNT# 2000018639380
               101 Hudson Street, NJ1022      ACCOUNT NAME: YA Global
               Jersey City NJ 07302                         Investments, L.P.
               Telephone# 201-413-6607

               Nothing herein shall be interpreted to limit YA Global's rights to convert the Debentures at any time in accordance with their terms. Notwithstanding anything to the contrary, YA Global agrees that from the date hereof through the Maturity Date of Debenture Number CCP-2, YA Global shall only convert, at its sole discretion, Debenture Number CCP-2, and shall only convert Debenture Number CCP-1 subsequent to the Maturity Date of Debenture CCP-2, or May 11, 2006.

          e. Any default under this Agreement shall constitute an Event of Default the Debentures and the Transaction Documents.


     3. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.

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

     IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.


                                           IVOICE, INC.


                                           By:
                                               --------------------------------
                                           Name:
                                           Title: Chief Executive Officer


                                           YA GLOBAL INVESTMENTS, L.P.

                                           BY:  YORKVILLE ADVISORS, LLC
                                           ITS: INVESTMENT MANAGER

                                           By:
                                               --------------------------------
                                           Name:  Mark Angelo
                                           Title: Portfolio Manager











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

                                   SCHEDULE A

                              TRANSACTION DOCUMENTS


Debenture No.CCP-1 issued to YA Global on May 25, 2006 in the original principal amount of $1,250,000.

Debenture No.CCP-2 issued to YA Global on May 11, 2006 in the original principal amount of $5,544,110.

Securities Purchase Agreement dated May 25, 2006 between Company and YA Global.

Investor Registration Rights Agreement dated December 20, 2004 between Company and YA Global, as amended.

Amended and Restated Security Agreement dated May 25, 2006 between Company and YA Global.

Irrevocable Transfer Agent Instructions dated May 25, 2006 among the Company, YA Global, Fidelity Transfer Company, and David Gonzalez, Esq.










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